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Exhibit 99.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

I, Peter M. Sherman, President of Penn Series Funds, Inc., (the "Fund"), certify that:

1. The N-CSR of the Fund (the "Report") fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Dated: February 26, 2003

        /s/ Peter M. Sherman
        -----------------------
        Peter M. Sherman
        President
        Penn Series Funds, Inc.

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Exhibit 99.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

I, Ann M. Strootman, Controller of Penn Series Funds, Inc., (the "Fund"), certify that:

1. The N-CSR of the Fund (the "Report") fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Dated: February 26, 2003

        /s/ Ann M. Strootman
        ----------------------
        Ann M. Strootman
        Controller
        Penn Series Funds, Inc